UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 6, 2003

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

             (Exact name of Registrant as specified in its charter)


          Delaware                        0-26224              51-0317849
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)
                                 (609)-275-0500
              (Registrant's telephone number, including area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events.

On June 6, 2003, the United States Court of Appeals for the Federal Circuit, ruling in the case Integra LifeSciences (et. al.) vs. Merck KGaA, et. al., affirmed the finding of the trial court that Merck KGaA infringed four of Integra's licensed patents related in various ways to technology involving peptides containing an arginine-glycine-aspartic acid (RGD) sequence or related cell surface receptors. The Company issued the press release contained in
Exhibit 99.1 discussing the ruling.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits.

Exhibit No.     Description of Exhibit

99.1 Press release issued June 9, 2003 regarding the ruling by the United States Court of Appeals for the Federal Circuit in the case Integra LifeSciences (et. al.) vs. Merck KGaA, et. al.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, as of the 18th day of June, 2003.



                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION


By: /s/ Stuart M. Essig
    -----------------------------
    Stuart M. Essig
    President and Chief Executive Officer

Exhibit 99.1



News Release


Contacts:
Integra LifeSciences Holdings Corporation
John B. Henneman, III                                 John Bostjancic
Executive Vice President                              Senior Director of Finance
Chief Administrative Officer                          (609) 936-2239
(609) 936-2481                                        jbostjancic@integra-ls.com
jhenneman@integra-ls.com


Court Upholds Integra LifeSciences Patents

Finding of Infringement by Merck KGaA upheld; Case Remanded For New Damages Calculation


Plainsboro, NJ /June 9, 2003 / -- Integra LifeSciences Holdings Corporation (Nasdaq: IART) today announced that the United States Court of Appeals for the Federal Circuit, ruling in the case Integra LifeSciences (et. al.) vs. Merck KGaA, et. al., has affirmed the finding of the trial court that Merck KGaA infringed four of Integra's licensed patents. The patents at issue relate in various ways to technology involving peptides containing an arginine-glycine-aspartic acid (RGD) sequence or related cell surface receptors. Compounds containing the RGD sequence promote or inhibit cell adhesion by binding receptors called integrins found on the surface of almost every cell in the body.

The order of the Federal Circuit relates to an appeal taken from a judgment of the United States District Court for the Southern District of California entered on September 29, 2000. That judgment confirmed a jury award to Integra and the other plaintiffs of $15,000,000 in damages, plus interest. The Federal Circuit decision also held that the basis of the jury's calculation of damages was not clear from the trial record, and remanded the case to the trial court for further factual development and a new calculation of damages consistent with the Federal Circuit's decision.

The lawsuit, which was filed in 1996, alleged that Merck KGaA and a non-profit research institution under contract from Merck KGaA had infringed various United States patents held by The Burnham Institute of San Diego that have been licensed to Integra. Those patents include No. 4,792,525, No. 4,879,237, No. 5,695,997, and No. 4,789,734, each in various ways relating to RGD technology.

Since 1996, 28 patents relating to the RGD technology, all licensed exclusively by Integra, have issued to The Burnham Institute. Among these, Integra believes that US Patents 6,020,460, 5,985,827, 5,981,468, 5,906,975, 5,880,092,
5,994,501, and 5,916,875 are particularly significant.

"We are extremely pleased that the Court of Appeals upheld the finding of the trial court that Merck KGaA infringed our patents," said John B. Henneman, III, Executive Vice President and Chief Administrative Officer. "While Integra always prefers to license technology and to collaborate with strategic partners rather than to litigate over patents, we look forward to proving our damages in accordance with the findings of the Federal Circuit."

The Federal Circuit's opinion is available at http://www.fedcir.gov/opinions/02-1052.doc.

Integra LifeSciences Holdings Corporation is a diversified medical technology company that develops, manufactures, and markets medical devices for use in a variety of applications. The primary applications for our products are neuro-trauma and neurosurgery, plastic and reconstructive surgery, and soft tissue repair. Integra is a leader in applying the principles of biotechnology to medical devices that improve patients' quality of life. The Company has its corporate headquarters in Plainsboro, New Jersey, with manufacturing and research facilities located throughout the world. The Company has approximately 860 permanent employees.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the ultimate outcome of litigation. The accuracy of such forward-looking statements is necessarily subject to risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. In addition, the economic, competitive, governmental, technological and other factors identified under the heading "Risk Factors" included in the Business section of Integra's Annual Report on Form 10-K for the year ended December 31, 2002 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.

Source: Integra LifeSciences Holdings Corporation